UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2013

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2012, Harvest Natural Resources, Inc., a Delaware corporation (the "Company), and its wholly owned subsidiary HNR Energia BV, a Curacao company ("HNR Energia"), entered into a share purchase agreement (the "Share Purchase Agreement") with PT Pertamina (Persero), a state-owned limited liability company existing under the laws of the Republic of Indonesia ("Buyer"), under which HNR Energia agreed to sell, indirectly through subsidiaries, all of the Company’s interests in Venezuela for a cash purchase price of $725 million, subject to adjustments described in the Share Purchase Agreement. The description of the transaction and the terms of the Share Purchase Agreement contained in that Form 8-K is incorporated herein by reference.

After receiving notice from Buyer that Buyer's shareholder (the Government of the Republic of Indonesia) had decided not to approve the transaction described in the Share Purchase Agreement, on February 19, 2013, HNR Energia exercised its right to terminate the agreement in accordance with its terms.

Item 7.01 Regulation FD Disclosure.

On February 20, 2013, the Company issued a press release that is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release Issued by Harvest Natural Resources, on February 20, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

February 22, 2013	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by Harvest Natural Resources, on February 20, 2013